SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 28, 2008
INTERNATIONAL FIGHT LEAGUE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-21134	04-2893483

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
38 Park Avenue, 2nd Floor, Rutherford, NJ 07070
(Address of Principal Executive Offices)(Zip Code)
       (201) 635-1799
Registrant’s Telephone Number
Not Applicable
(Former Address, if changed since Last Report) (Zip Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.
Orders Entered By the Court In IFLC’s Bankruptcy Proceeding
     As previously disclosed, on September 15, 2008, IFL Corp. (“IFLC”), a wholly-owned subsidiary of International Fight League, Inc. (the “Company”), filed a voluntary petition for reorganization relief under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Court”). IFLC’s bankruptcy case is docketed as In re IFL Corp., Case No. 08-13589 (MG).
     On September 19, 2008, IFLC filed with the Court a motion for orders (a) authorizing IFLC to sell all or substantially all of its assets to HDNet LLC (“HDNet”), subject to higher and better offers, (b) approving bid procedures, (c) scheduling an auction and sale hearing and (d) granting related relief (the “Sale Motion”). In connection with the Sale Motion, on September 19, 2008, IFLC and HDNet entered into an asset purchase agreement (the “Asset Purchase Agreement”), which contemplates the sale of substantially all of IFLC’s assets (the “Purchased Asset”) to HDNet for total consideration of $650,000 in cash and the assumption by HDNet of certain liabilities of IFLC. The Asset Purchase Agreement is subject to higher and better offers as set forth in the Sale Motion. The Court approved the Sale Motion on October 10, 2008.
     On October 28, 2008, the Court held a hearing on the auction and sale of the Purchased Assets as contemplated by the Sale Motion and entered an order (“Sale Order”) authorizing IFLC to sell the Purchased Assets to HDNet for total consideration of $650,000 in cash and the assumption by HDNet of certain liabilities of IFLC, as set forth in the Asset Purchase Agreement.
     The description of the Sale Order set forth in this report is not a complete description and is qualified in its entirety by reference to the full text of the Sale Order, a copy of which is attached hereto as Exhibit 99.1. A copy of the Asset Purchase Agreement is included as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on September 24, 2008.
Where to Obtain Additional Information About IFLC’s Bankruptcy Proceeding
     Additional information about IFLC’s bankruptcy filing, including access to Court documents and other general information about the chapter 11 cases, is available online at www.nysb.uscourts.gov to users of the Court’s case filing system (the User’s Manual for the Electronic Case Filing System can be found at http://www.nysb.uscourts.gov, the official website for the Court), and to all other persons from the Clerk of the Court during normal business hours. The Court is located at One Bowling Green, New York, New York 10004. Materials filed with the Court are not prepared for the purpose of providing a basis for an investment decision relating to Company’s securities or for comparison with other financial information filed with the U.S. Securities and Exchange Commission.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
           Exhibit 99.1 – Order entered by the Court on October 28, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FIGHT LEAGUE, INC.

By:	/s/ Michael C. Keefe

Name:	Michael C. Keefe
Title:	Executive Vice President, General Counsel and Acting Chief Financial Officer
Date: October 30, 2008